EXHIBIT (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N 1A of our report dated July 26, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of The Henlopen Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Milwaukee, WI
October 29, 2002